                                                                     EXHIBIT 4.7
                                                                  EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT

         This Agreement (the "AGREEMENT") is made as of August 5, 1999 by and among Precision Optics Corporation, Inc. a Massachusetts corporation (the "COMPANY") and Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., each a Delaware limited partnership (collectively, the "INVESTORS").

         WHEREAS, pursuant to a Stock Subscription Agreement dated as of August 5, 1999 by and among the Company and the Investors (the "SUBSCRIPTION AGREEMENT"), the Investors have purchased from the Company an aggregate of 1,000,000 shares (the "SHARES") of the common stock, $0.01 par value per share, of the Company (the "COMMON STOCK") and warrants (the "WARRANTS") exercisable for an additional aggregate of 1,000,000 shares (the "WARRANT SHARES") of Common Stock; and

         WHEREAS, the Company and the Investors wish to provide certain arrangements with respect to the registration of the Shares and the Warrant Shares under the Securities Act;

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties agree as follows:

1.  DEFINITIONS.

         "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and any successor to such statute or such rules and regulations.

         "FORM S-3", "FORM S-4" and "FORM S-8" mean respective forms under the Securities Act and any successor registration forms.

         "REGISTER", "REGISTERED", and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

         "REGISTRABLE SECURITIES" means (i) the Shares and the Warrant Shares and (ii) any common stock or other securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Securities shall cease to be Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) if earlier, on the second anniversary of the exercise in full or earlier termination of the Warrant. For purposes of this Agreement, the number of shares of Registrable Securities outstanding at any time shall be determined by adding the number of Shares outstanding which are, and the maximum number of Warrant Shares which upon issuance would be, Registrable Securities.

         "REGISTRATION EXPENSES" means all expenses incident to performance of or compliance with Sections 2 and 3 hereof by the Company, including without limitation all registration and filing fees, all listing fees, all fees and expenses of complying with securities or blue sky laws, all printing and automated document preparation expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and the fees and disbursements of counsel for the Investors, but excluding applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities in all cases.

         "RULE 144" means Rule 144 promulgated under the Securities Act, as amended, and any successor rule or regulation thereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, and any successor to such statute or such rules and regulations.

2.  REQUIRED REGISTRATION.

         2.1 REGISTRATION OF SHARES AND WARRANT SHARES. Upon the issuance to the Investors of the Shares in accordance with the terms and conditions of the Subscription Agreement, the Company will use its best efforts to file a registration statement under the Securities Act in respect of the Shares and the Warrant Shares not later than September 30, 1999, and to cause such registration to be effective not later than December 31, 1999.

         2.2 POSTPONEMENT. The Company may postpone for a period of up to 30 days the filing of any registration required pursuant to Section 2.1 (regardless of whether such 30 day period ends after September 30, 1999) if the Board of Directors of the Company in good faith determines that such registration is likely to have an adverse effect on any plan, proposal or agreement by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction or development.

         2.3 PAYMENT OF EXPENSES. The Company hereby agrees to pay all Registration Expenses in connection with all registrations effected pursuant to this Section 2. However, the Company shall not be required to pay for any expenses of such registration proceeding if the registration request is withdrawn at any time at the request of the Investors (in which case the Investors shall bear such expenses).

3. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 hereof, the Company will as expeditiously as reasonably possible:

         3.1 REGISTRATION STATEMENT. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective. Each registration requested pursuant to Section 2 shall be effected by the filing of a registration statement on Form S-3 (or such other form as the Company may be eligible to file in the event it is not eligible to effect the registration of the resale of its securities on Form S-3), unless the use of a different form has been agreed to in writing by the Company and the Investors. Such registration statement shall be for an offering to be made on a continuous or delayed basis (a so-called "shelf registration statement").

         3.2 AMENDMENTS AND SUPPLEMENTS TO REGISTRATION STATEMENT. Prepare and file with the Commission such amendments and supplements to such registration statements and the prospectuses used in connection therewith as may be necessary to keep such registration statements effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities, if any, covered by such registration statements until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors set forth in such registration statement or (ii) the second anniversary of the exercise in full or earlier termination of the Warrant.

         3.3 COOPERATION. Use its best efforts to cooperate with the Investors in the disposition of the Common Stock covered by such registration statement.

         3.4 FURNISHING OF COPIES OF REGISTRATION STATEMENTS AND OTHER DOCUMENTS. Furnish to the Investors such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish the Investors with more than two copies of such exhibits other than incorporated documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as the Investors may reasonably request in order to facilitate the disposition of their Registrable Securities covered by such registration statement.

         3.5 STATE SECURITIES LAWS. Use its best efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as the Investors shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Investors to consummate the disposition in such jurisdictions of their Registrable Securities covered by such registration statement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or subject the Company to taxation in any jurisdiction in which it is not so qualified.

         3.6 NOTICE OF PROSPECTUS DEFECTS. Immediately notify the Investors when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Investors prepare and furnish to them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         3.7 GENERAL COMPLIANCE WITH FEDERAL SECURITIES LAWS. Otherwise use its best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months after the effective date of such registration statement, which earning statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

         3.8 EXCHANGE LISTING. Use its best efforts to list such Registrable Securities on the Nasdaq Small Cap Market, if such Registrable Securities are not already so listed.

         3.9 TRANSFER AGENT. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

         3.10 SELLER INFORMATION. The Company may require the Investors to furnish the Company such information regarding the Investors and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing and which shall be required by the Securities Act (or similar state laws) or by the Commission in connection therewith.

4. ADDITIONAL ISSUANCE. In the event that any registration statement required to be filed pursuant to Section 3.1 is not filed on or prior to September 30, 1999, the Company will issue and deliver, free of charge and without cost, to the Investors on or prior to October 15, 1999, (i) certificates representing, in the aggregate, a number of fully paid, nonassessable shares of Common Stock equal to 2.0% of the Shares and (ii) warrants exercisable (on the same terms and conditions as are then applicable to the Warrants), in the aggregate, for a number of fully paid, nonassessable shares of Common Stock equal to 2.0% of the Warrant Shares. In the event that any registration statement filed pursuant to
Section 3.1 is not declared effective on or prior to December 31, 1999 (the "DEFAULT DATE"), the Company will issue and deliver, free of charge and without cost, to the Investors (i) within 10 business days of the Default Date, (x) certificates representing, in the aggregate, a number of fully paid, nonassessable shares of Common Stock equal to 2.0% of the Shares and (y) warrants exercisable (on the same terms and conditions as are then applicable to the Warrants), in the aggregate, for a number of fully paid, nonassessable shares of Common Stock equal to 2.0% of the Warrant Shares and (ii) within 10 business days of the last date of each additional 30-day period in which such registration statement shall not have been declared effective, (x) additional certificates representing, in the aggregate, a number of fully paid, non-assessable shares of Common Stock equal to 2.0% of the Shares and (y) additional warrants exercisable (on the same terms and conditions as are then applicable to the Warrants), in the aggregate, for a number of fully paid, nonassessable shares of Common Stock equal to 2.0% of the Warrant Shares. Shares and warrants issued pursuant to this Section 4 shall be allocated to the Investors pro rata based on the number of Shares purchased by each pursuant to the Subscription Agreement. Any and all shares of Common Stock issued, and any and all shares of Common Stock issuable upon exercise of warrants issued, pursuant to this Section 4 shall constitute "Registrable Securities," and the Company shall be required to register them under the Securities Act in accordance with the provisions of this Agreement. The remedies set forth in this
Section 4 shall be in addition to, and not in limitation of, any other rights and remedies available to the Investors under this Agreement and applicable law.

5. BLACKOUT PERIOD. Upon written notice by the Company while any registration statement filed pursuant to Section 2 is effective, if it is determined in good faith by the Company's Board of Directors that in its reasonable judgment the obligation of the Company to comply with the disclosure requirements of the Securities Act would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or would require premature disclosure thereof, the Investors will not for a period of 30 days (a "BLACKOUT PERIOD") or, if shorter, until the Company notifies the Investors in writing that the Blackout Period is terminated, sell any Registrable Securities pursuant to any such registration statement. Each notice given pursuant to this Section 5 shall contain an approximation of the anticipated length of the Blackout Period, which shall not be longer than is reasonably required and in any event not longer than 30 days. Promptly upon the Company's determination that a Blackout Period is no longer necessary, the Company will notify the Investors in writing that the Blackout Period has terminated. In no event shall the Company give notice of a Blackout Period more than once in any 180-day period.

6.  INDEMNIFICATION AND CONTRIBUTION.

         6.1 INDEMNITIES TO THE INVESTORS. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 2 hereof, the Company will, and hereby does, indemnify and hold harmless the Investors, its partners, directors and officers, and each other person, if any, who controls the Investors within the meaning of Section 15 of the Securities Act (each such Person being referred to herein as a "COVERED PERSON"), against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable to any Covered Person in any such case for any such loss, claim, damage, liability, action or proceeding (i) to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or incorporated document, in reliance upon and in conformity with written information furnished to the Company or on behalf of such Covered Person expressly for inclusion therein or (ii) in the case of a sale directly by the Investors of Registrable Securities, such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus and the Investors failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act. The indemnities of the Company contained in this Section 6.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of Registrable Securities.

         6.2 INDEMNITIES TO THE COMPANY. In the event of any registration of Registrable Securities under the Securities Act pursuant to Section 2 hereof, the Investors, jointly and severally, will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1 hereof) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person (other than the Investors), if any, who controls the Company within the meaning of Section 15 of the Securities Act, with respect to any untrue statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated therein, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investors expressly for inclusion therein, provided that the Investors shall not be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive any transfer of Registrable Securities.

         6.3 INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this
Section 6, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice to such indemnifying party as provided herein shall not relieve such indemnifying party of its obligations under the foregoing provisions of this Section 6, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to such an indemnifying party), and after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; PROVIDED, HOWEVER, that (i) if the indemnified party reasonably determines that there may be a conflict between the positions of such indemnifying party and the indemnified party in conducting the defense of such action or that there may be defenses available to such indemnified party different from or in addition to those available to such indemnifying party, then counsel for the indemnified party shall conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party and such indemnifying party shall employ separate counsel for its own defense, (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses incurred in connection with the conduct of, and the participation in, the defense as referred to in clauses (i) and (ii) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         6.4 CONTRIBUTION. If the indemnification provided for in Sections 6.1 or 6.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.4 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         6.5 LIMITATION ON LIABILITY OF HOLDERS OF REGISTRABLE SECURITIES. The liability of the Investors in respect of any indemnification or contribution obligation of the Investors arising under this Section 6 shall not in any event exceed an amount equal to the net proceeds to the Investors (after deduction of all underwriters' discounts and commissions and all other expenses paid by the Investors in connection with the registration in question) from the disposition of the Registrable Securities disposed of by the Investors pursuant to such registration.

7. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to the Investors upon request (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested in availing the Investors of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to Rule 144.

8. ASSIGNMENT OF REGISTRATION RIGHTS. The right to cause the Company to register Registrable Securities pursuant to Section 2 may be assigned by the Investors only with the consent of the Company; PROVIDED, HOWEVER, that the Investors shall be permitted to transfer such right to one or more of their affiliates (as such term is defined in Rule 12b-2 under the Exchange Act) without the consent of the Company. Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Investors under this Agreement to the same extent as the Investors is itself so bound and (ii) be deemed to be an additional Investor hereunder.

9. NOTICES. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed (by first class or certified mail), telecopied or delivered by any nationally recognized overnight delivery service to the Company at:

         Precision Optics Corporation, Inc.
         22 East Broadway
         Gardner, Massachusetts 01440
         Attn:  Jack P. Dreimiller, Chief Financial Officer
         Fax No.:  (978) 630-1487

with a copy to:

         Ropes & Gray
         One International Place
         Boston, Massachusetts 02110
         Attn:  Patrick O'Brien, Esq.
         Fax No.:  (617) 951-7050
and to the Investors at:

         Special Situations Cayman Fund, L.P.
         Special Situations Fund III, L.P.
         Special Situations Private Equity Fund, L.P.
         Special Situations Technology Fund, L.P.
         153 East 53rd Street, 51st Floor
         New York, New York 10022
         Attn:  Steve Becker
         Fax No.:  (212) 832-6141

or such other address as may be furnished in writing to the other parties hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), be effective four days after deposit in the mails, or, when personally delivered, telecopied or delivered by any nationally recognized overnight delivery service, be effective upon actual receipt.

10. ENTIRE AGREEMENT. This Agreement and the Subscription Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior understandings and agreements, whether written or oral, with respect to such subject matter.

11. AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement may be amended, and the observance thereof may be waived, if the Company shall obtain consent thereto in writing from the Investors.

12. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. Notwithstanding the foregoing sentence, the Company shall not have the right to assign its obligations hereunder or any interest herein without obtaining the prior written consent of the Investors.

13. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

14.  GOVERNING LAW; CONSENT TO JURISDICTION.

         14.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         14.2 CONSENT TO JURISDICTION. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof may be brought and maintained in the federal and state courts of The State of New York. Each of the parties hereto by execution hereof:
(i) hereby irrevocably submits to the jurisdiction of the federal and state courts in The State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of FORUM NON CONVENIENS, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of The State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in Section 9 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that such service of process does not constitute good and sufficient service of process.

15. SEVERABILITY. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

16. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.


              [Remainder of this page is intentionally left blank]

         IN WITNESS WHEREOF, the Company, and the Investors have executed this Agreement as of the date and year first above written.


                                            PRECISION OPTICS CORPORATION, INC


                                            By: /S/RICHARD E. FORKEY
                                               ---------------------------------
                                                Title:  President


                                            SPECIAL SITUATIONS CAYMAN FUND, L.P.


                                            By:  /S/AUSTIN W. MARXE
                                               ---------------------------------
                                                 Title:  Managing Director


                                            SPECIAL SITUATIONS FUND III, L.P.


                                            By:   /S/AUSTIN W. MARXE
                                               ---------------------------------
                                            Title:  Managing Director


                                            SPECIAL SITUATIONS PRIVATE EQUITY
                                              FUND, L.P.


                                            By:  /S/AUSTIN W. MARXE
                                               ---------------------------------
                                            Title:  Managing Director

                                            SPECIAL SITUATIONS TECHNOLOGY
                                              FUND, L.P.


                                            By:   /S/AUSTIN W. MARXE
                                               ---------------------------------
                                            Title:  Managing Director


                         [Registration Rights Agreement]

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